Exhibit 10.19

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT, dated as of January 31, 2006 (this “Agreement”), to the Loan and Security Agreement, dated as of February 10, 2003, as amended by the First Amendment and Waiver, dated as of February 19, 2004, and the Second Amendment and Waiver, dated as of June 30, 2004 (as so amended and as the same may be further amended, restated or otherwise modified, the ”Loan Agreement”), by and among, on the one hand, the lenders listed on the signature pages hereto under the captions “Continuing Lender” (the “Continuing Lender”) and “New Lender” (the “New Lender”, and together with the Continuing Lender, each a “Lender” and collectively, the “Lenders”), and WELLS FARGO FOOTHILL, INC. (f/k/a Foothill Capital Corporation), a California corporation, as the arranger and administrative agent for the Lenders (the “Agent”), and, on the other hand, ELGIN NATIONAL INDUSTRIES, INC., a Delaware corporation (the “Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, each a “Borrower”, and individually and collectively, jointly and severally, the “Borrowers”);

WHEREAS, immediately prior to the effectiveness of this Agreement, Ableco Finance LLC (the “Departing Lender”) is assigning its interests in the Term Loan C (as defined in the Loan Agreement) outstanding under the Loan Agreement to the New Lender and the New Lender is accepting such assignment, in each case pursuant to an Assignment and Acceptance (as defined Loan Agreement), a copy of which is attached hereto as Annex I (the “Ableco/Mast Assignment Agreement”);

WHEREAS, the Borrowers, the Continuing Lender, the New Lender and the Agent wish to amend the Loan Agreement on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein (including in the recitals hereto) and not defined herein shall have the meaning assigned to it in the Loan Agreement.

2. Amendment.

(a) Existing Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“‘Interest Period’ means, (i) with respect to each LIBOR Rate Loan that is an Advance or a Term Loan A, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3 or 6 months thereafter, and (ii) with respect to each LIBOR Rate Loan that is a Term Loan C, a period commencing on the date of the making of such LIBOR Rate Loan and ending 3 months thereafter; provided, however, in each case, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,

(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is, in the case of an Advance or the Term Loan A, 1, 2, 3 or 6 months after the date on which the Interest Period began, and in the case of the Term Loan C, 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.”

“‘LIBOR Rate Loan’ means each portion of an Advance, the Term Loan A or the Term Loan C that bears interest at a rate determined by reference to the LIBOR Rate.”

“‘Obligations’ means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by the Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that the Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.”

“‘Required Lenders’ means, at any time, Lenders whose Pro Rata Shares aggregate 51% or more as determined pursuant to clause (f) of the definition of “Pro Rata Share”; provided that so long as Foothill and its Affiliates hold not less than 30% of the aggregate principal amount of the sum of (x) the Revolver Commitment, or, if the Revolver Commitment has been terminated or reduced to zero, the then extant Revolver Usage, (y) the Term Loan A, and (z) the Term Loan B, “Required Lenders” shall include Foothill.”

“‘Senior Debt Ratio’ means, at any date, the ratio of (i) the sum of the Revolver Usage and the aggregate outstanding principal amount of the Term Loans at such date to (ii) EBITDAP for the trailing four fiscal quarter period most recently ended on or prior to such date.”

(b) New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“‘LIBOR Rate Term Loan C Margin’ means 5.50% per annum.”

“‘Mast’ means Mast Credit Opportunities I, (Master) Ltd., a Cayman Islands corporation.”

(c) Deleted Definitions. The definitions of “Ableco”, “Annualized”, “Base Rate Term Loan C Margin” and “Term Loan C PIK Amount” are hereby deleted in their entirety.

(d) Reserves. Section 2.1(b) of the Loan Agreement is hereby amended by deleting the phrase “; provided, that for the period from January 1, 2003 through August 31, 2003, EBITDAP shall be calculated on an Annualized basis”.

(e) Revolver Advances. Sections 2.1(c) and (d) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(c) Notwithstanding the foregoing, the Lenders with Revolver Commitments shall have no obligation to make any additional Advances, if, either immediately before or after giving effect to any such Advance:

(i) the Credit Facility Obligations then outstanding exceed the result of (y) the Borrowing Base minus (z) $2,500,000 (the amount of such excess hereafter referred to as the “Credit Facility Deficit”);

(ii) the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans then outstanding exceeds 3.25 times the trailing 12 months EBITDAP of Parent and its Subsidiaries for the immediately preceding 12 month period (the amount of such excess is hereafter referred to as the “EBITDAP Deficit”);

(iii) the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans then outstanding exceeds the result of (A) 85% of the face amount of all Accounts of Parent and its Restricted Subsidiaries (as defined in the Indenture) that are not more than 90 days past due, plus (B) 65% of the book value of all Inventory of Parent and its Restricted Subsidiaries (as defined in the Indenture), in the case of each of clauses (A) and (B), calculated on a consolidated basis and in accordance with GAAP, plus (C) the amount of Indebtedness that on such day remains available to be incurred by Parent and its Restricted Subsidiaries (as defined in the Indenture) under clause (k) of the definition of “Permitted Debt” contained in Section 4.09 of the Indenture, minus (D) $2,500,000 (the amount of such excess is hereafter referred to as the “Indenture Deficit”);

(iv) the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans (other than the Term Loan C) then outstanding exceeds 2.00 times the trailing 12 months EBITDAP of Parent and its Subsidiaries (the amount of such excess is hereafter referred to as the “Term Loan B Deficit”);

(v) the sum of the Revolver Usage plus the aggregate principal amount of the Term Loans then outstanding exceeds 50% of the Enterprise Value of the Loan Parties (the amount of such excess is hereafter referred to as the “Term Loan C Deficit”); or

(vi) such additional Advance would cause the sum of (A) the Revolver Usage plus (B) the aggregate principal amount of the Term Loan A plus (C) the aggregate principal amount of the Term Loan B to exceed the Maximum Revolver Amount.

(d) Notwithstanding the foregoing, the Lenders with Revolver Commitments shall not make any additional Advances if, either immediately before or after giving effect to any such Advance, such additional Advance would cause the sum of (i) the Revolver Usage plus (ii) the aggregate principal amount of the Term Loan A plus (iii) the aggregate principal amount of the Term Loan B to exceed $30,000,000.

(e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.”

(f) Term Loans. Section 2.2(c) of the Loan Agreement is amended and restated in its entirety to read as follows:

“Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan C Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan C”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan C Amount. Borrowers may at any time prepay all (but not a portion) of the Term Loan C without penalty or premium, provided that (i) no Event of Default shall have occurred and be continuing or would result from such prepayment, (ii) the outstanding principal amount of Term Loan B has been paid in full, and (iii) Borrowers have Excess Availability of not less than $5,000,000 both (A) for the 30 consecutive day period immediately prior to the date of such prepayment and (B) immediately after giving effect to such prepayment. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan C shall be due and payable on the earlier of (x) February 10, 2008, and (y) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan C shall constitute Obligations. Any principal amount of the Term Loan C repaid or prepaid may not be reborrowed.”

(g) Apportionment and Application of Payments. Section 2.4(b)(i) of the Loan Agreement is amended as follows:

(i) Section 2.4(b)(i)(G) of the Loan Agreement is amended by deleting the phrase “, including the Term Loan C PIK Amount,” therein.

(ii) Section 2.4(b)(i)(R) of the Loan Agreement is amended by deleting the phrase “, including the Term Loan C PIK Amount,” therein.

(h) Interest Rates. Section 2.6(a)(v) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(v) if the relevant Obligation is the Term Loan C, at a per annum rate equal to the LIBOR Rate from time to time in effect plus the LIBOR Rate Term Loan C Margin; and”

(i) Payment. Section 2.6(d) of the Loan Agreement is amended by deleting the phrase “(other than the Term Loan C PIK Amount)” in the first sentence thereof.

(j) LIBOR Option. Section 2.13(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances or the Term Loan A be charged at a rate of interest based upon the LIBOR Rate. Interest on the Term Loan C shall at all times be charged at a rate of interest based upon the LIBOR Rate. Interest on the portion of the Advances and the Term Loan A that are LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. Interest on the Term Loan C shall be payable on May 1st and November 1st of each calendar year. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised or continued the LIBOR Option with respect to all or any portion of the Advances or the Term Loan A, the interest rate applicable to such portion of the Advances or the Term Loan A that are LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances or the Term Loan A bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all or any portion of the Advances or the Term Loan A that are LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.”

(k) Notices. Section 12 of the Loan Agreement is hereby amended by replacing the addresses for Ableco Finance LLC and its counsel Brobeck, Phleger & Harrison LLP with the following:

“If to Mast:	MAST CREDIT OPPORTUNITIES I, (MASTER) LTD. c/o Mast Capital Management LLC 535 Boylston Street, Suite 1101 Boston, Massachusetts 02116 Attn: Chris Madison Fax No. 617-247-7985

with copies to:	EDWARDS ANGELL PALMER & DODGE LLP 111 Huntington Avenue at Prudential Center Boston, Massachusetts 02199-7613 Attn: David Ruediger, Esq. Fax No: 617-227-4420”

(l) Amendments and Waivers. Section 15.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall:

(a) increase or extend any Commitment of any Lender without the consent of such Lender,

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to any Lender hereunder or under any other Loan Document without the consent of such Lender,

(c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable to any Lender hereunder or under any other Loan Document without the consent of such Lender,

(d) change the percentage of the Commitments that is required to take any action hereunder without the consent of each Lender,

(e) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders without the consent of each Lender,

(f) release Collateral other than as permitted by Section 16.12 without the consent of each Lender,

(g) change the definition of “Required Lenders” or “Pro Rata Share” without the consent of each Lender,

(h) contractually subordinate any of the Agent’s Liens without the consent of each Lender, or

(i) release any Borrower or Guarantor from any obligation for the payment of money without the consent of each Lender;

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.”

3. Schedules. Schedule C-1 to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Annex II to this Agreement.

4. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent is hereafter referred to as the “Agreement Effective Date”):

(a) The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Agreement Effective Date shall be true and correct in all material respects on and as of the Agreement Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date);

(b) No Default or Event of Default shall have occurred and be continuing on the Agreement Effective Date or result from this Agreement becoming effective in accordance with its terms;

(c) The Agent and the Lenders shall have executed this Agreement and received a counterpart of this Agreement that bears the signature of each Borrower;

(d) The Agent, Foothill and Mast shall have executed an agreement among lenders, in form and substance satisfactory to the Agent, Foothill and Mast; and

(e) (i) The Departing Lender, the New Lender, the Agent and the Borrowers shall have executed the Ableco/Mast Assignment Agreement, and (ii) the Ableco/Mast Assignment Agreement shall have become effective in accordance with its terms.

5. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Agreement Effective Date are true and correct in all material respects on and as of the Agreement Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

(b) No Default or Event of Default has occurred and is continuing or would result from this Agreement becoming effective in accordance with its terms.

(c) Each Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change.

(d) The execution, delivery and performance by each Borrower of this Agreement and the performance by each Borrower of the Loan Agreement, as amended by this Agreement, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene such Borrower’s Governing Documents.

(e) The execution, delivery and performance by each Borrower of this Agreement and the performance by each Borrower of the Loan Agreement, as amended by this Agreement, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(f) This Agreement, when executed and delivered by each Borrower, and the Loan Agreement, as amended by this Agreement, will be the legally valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms.

6. Miscellaneous.

(a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, (i) the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Agreement Effective Date (A) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement and (B) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to the extent that the Loan Agreement or any other Loan Document pledges or purports to pledge to Agent, or grants or purports to grant to Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

(b) No Waiver. Except as expressly set forth herein, this Agreement is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document, and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise. The waivers, consents and modifications herein are limited to the specifics hereof, shall not apply to any facts or occurrences other than those on which the same are based, shall not excuse the future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(c) Agreement as Loan Document. Each Borrower hereby acknowledges and agrees that this Agreement constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any Borrower fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement or if any representation or warranty made by any Borrower under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(e) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

BEST METAL FINISHING, INC. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

CABELL CONSTRUCTION COMPANY a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

CENTRIFUGAL SERVICES, INC. an Illinois corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

CLINCH RIVER CORPORATION a Virginia corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

ELGIN INTERNATIONAL, LTD. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

ELGIN NATIONAL INDUSTRIES, INC.
a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

ELGIN REAL ESTATE HOLDINGS, LTD. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

LELAND-POWELL FASTENERS, INC. a Tennessee corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

MINING CONTROLS, INC. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

NORRIS SCREEN AND MANUFACTURING, INC. a West Virginia corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

ROBERTS & SCHAEFER COMPANY
a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

ROBERTS & SCHAEFER INTERNATIONAL, LTD. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

SOROS ASSOCIATES, INC. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

SOROS INTERNATIONAL, LTD. a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

TABOR MACHINE COMPANY a West Virginia corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

TRANSERVICE, INC.
a Delaware corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Senior Vice President

VANCO INTERNATIONAL, INC. a Georgia corporation

By:	/s/ Wayne J. Conner
Name:	Wayne J. Conner
Title:	Vice President

AGENT AND CONTINUING LENDER:

WELLS FARGO FOOTHILL, INC.
a California corporation, as Agent and as Lender

By:	/s/ Andrew T. Furlong III
Name:	Andrew T. Furlong III
Title:	Vice President

ADDITIONAL LENDER:

MAST CREDIT OPPORTUNITIES I, (MASTER) LTD. a Cayman Islands corporation, as a Lender

By:	/s/ Chris Madison
Name:	Chris Madison
Title:	Director

ANNEX I

Ableco/Mast Assignment Agreement

ANNEX II

Schedule C-1

Commitments

Lender	Revolver Commitment	Term Sub- Facility Loan A Commitment*	Term Sub- Facility Loan B Commitment*	Term Loan C Commitment	Total Commitment
Wells Fargo Foothill, Inc.	$27,500,000	$7,500,000	$2,500,000	$0.00	$27,500,000
Mast Credit Opportunities I, (Master) Ltd.	$0.00	$0.00	$0.00	$15,000,000	$15,000,000
All Lenders	$27,500,000	$7,500,000	$2,500,000	$15,000,000	$42,500,000

*	Each of the Term Loan A Commitment and the Term Loan B Commitment is a sub-facility of the Revolver Commitment.